Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports First Quarter 2015 Results

Company Reports Results In-Line with Expectations

Highlights:

•	Generated first quarter net sales of $1.1 billion.

•	Achieved Adjusted EBITDA of $101 million.

•	Realized $22 million in first quarter Free Cash Flow.

•	Declared quarterly dividend of $0.30 per share.

SUSSEX, WI, May 5, 2015 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its first quarter ending March 31, 2015. The reported results include Brown Printing Company ("Brown Printing") from the day of acquisition on May 30, 2014. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

"Our first quarter results were in-line with our expectations, and we remain on track to achieve our 2015 financial objectives," said Joel Quadracci, Quad/Graphics Chairman, President & CEO. "We remain focused on growing market share, improving productivity, implementing sustainable cost reduction initiatives, and maintaining a strong and flexible balance sheet. We will continue to invest in our existing business while pursuing compelling acquisition opportunities, like Marin's International, a worldwide leader in the point-of-sale display industry, and, more recently, Copac Global Packaging, an international provider of innovative packaging and supply chain solutions. As we move forward, we will continue to transform both Quad/Graphics and our industry with a disciplined approach that creates value for our clients and shareholders."

Net sales for the first quarter 2015 were $1.1 billion, consistent with the first quarter 2014. First quarter Adjusted EBITDA was $101 million as compared to $107 million for the same period in 2014, and Adjusted EBITDA Margin was 9.1% compared to 9.7%. The Adjusted EBITDA variance primarily reflects ongoing industry volume and pricing pressures partially offset by additional earnings on sales generated from recent acquisitions.

First quarter 2015 Free Cash Flow was $22 million, an increase of $35 million from the same period in 2014. The increase was primarily attributed to improvements in working capital and the receipt of the $10 million Courier Corporation acquisition termination fee, which was excluded from Adjusted EBITDA as a non-recurring gain.

"Our continued strong cash generation enables us to generate value for the Company and for our shareholders despite ongoing industry challenges," said Dave Honan, Quad/Graphics Executive Vice President and Chief Financial Officer. "We use our capital to pursue compelling investment opportunities, deleverage the balance sheet through debt and pension liability reductions, and return cash to our shareholders. We continue to believe Quad/Graphics will be a significant Free Cash Flow generator, and we remain confident in our ability to pay down debt and drive future value."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on June 19, 2015, to shareholders of record as of June 8, 2015.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, May 6, to discuss first quarter 2015 results.

To access the conference call, it is recommended that you pre-register for the webcast using this link: http://dpregister.com/10064317. You will be given a conference passcode and unique PIN to gain immediate access to the call on May 6, bypassing the live operator. You may pre-register at any time, including up to and after the call start time.

Alternatively, you may dial in on the day of the call by calling the following numbers and asking to join the Quad/Graphics call:

•	U.S. Toll-Free: 1-866-777-2509

•	International Toll: 1-412-317-5413

Telephone playback will be available beginning about one hour after the conference ends and may be accessed as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10064317

The playback will be available until June 7, 2015.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of changes in postal rates, service levels or regulations; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, and non-cash goodwill impairment charges, and less income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. These measures are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global provider of print and media solutions, is redefining print in today's multichannel media world by helping marketers and publishers capitalize on print's ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, insurance, financial and healthcare. The Company helps clients perform better in today's rapidly changing world through innovative solutions that improve efficiencies, reduce costs, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe.

Investor Relations Contact:
Kyle Egan
Manager of Investor Relations, Quad/Graphics
414-566-2482
Kyle.Egan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Net sales	$1,108.0	$1,102.8

Cost of sales	895.4	892.6
Selling, general and administrative expenses	109.7	103.5
Depreciation and amortization	81.3	83.8
Restructuring, impairment and transaction-related charges	10.1	11.9
Goodwill impairment	23.3	—
Total operating expenses	1,119.8	1,091.8

Operating income (loss)	$(11.8)	$11.0

Interest expense	22.5	20.9

Loss before income taxes and equity in loss of unconsolidated entities	(34.3)	(9.9)

Income tax benefit	(1.0)	(1.2)

Loss before equity in loss of unconsolidated entities	(33.3)	(8.7)

Equity in loss of unconsolidated entities	(1.9)	(0.4)

Net loss	$(35.2)	$(9.1)

Net loss attributable to noncontrolling interests	—	0.3

Net loss attributable to Quad/Graphics common shareholders	$(35.2)	$(8.8)

Loss per share attributable to Quad/Graphics common shareholders
Basic and diluted	$(0.74)	$(0.19)

Weighted average number of common shares outstanding
Basic and diluted	47.7	47.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2015 and December 31, 2014
(in millions)
(UNAUDITED)

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$24.5	$9.6
Receivables, less allowances for doubtful accounts	628.8	766.2
Inventories	291.0	287.8
Prepaid expenses and other current assets	44.8	39.1
Deferred income taxes	55.7	48.4
Short-term restricted cash	31.2	31.2
Total current assets	1,076.0	1,182.3

Property, plant and equipment—net	1,818.6	1,855.5
Goodwill	751.3	775.5
Other intangible assets—net	146.6	149.1
Equity method investments in unconsolidated entities	37.1	42.0
Other long-term assets	83.8	72.8
Total assets	$3,913.4	$4,077.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$332.8	$406.9
Amounts owing in satisfaction of bankruptcy claims	1.4	1.4
Accrued liabilities	322.6	358.1
Short-term debt and current portion of long-term debt	95.9	92.0
Current portion of capital lease obligations	4.3	4.2
Total current liabilities	757.0	862.6

Long-term debt	1,345.7	1,319.7
Unsecured notes to be issued	8.0	9.0
Capital lease obligations	10.5	9.7
Deferred income taxes	387.4	384.4
Other long-term liabilities	324.2	339.3
Total liabilities	2,832.8	2,924.7

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	972.8	971.3
Treasury stock, at cost	(216.7)	(218.8)
Retained earnings	464.6	515.2
Accumulated other comprehensive loss	(141.5)	(116.6)
Total shareholders' equity	1,080.6	1,152.5

Total liabilities and shareholders' equity	$3,913.4	$4,077.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(35.2)	$(9.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81.3	83.8
Impairment charges	6.3	1.1
Goodwill impairment	23.3	—
Stock-based compensation	2.7	4.2
Deferred income taxes	(4.7)	(3.7)
Other non-cash adjustments to net loss	3.1	1.5
Changes in operating assets and liabilities—net of acquisitions	(12.6)	(44.8)

Net Cash Provided by Operating Activities	64.2	33.0

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(42.3)	(45.8)
Cost investment in unconsolidated entities	(1.2)	(4.1)
Proceeds from the sale of property, plant and equipment	0.1	0.2
Transfers from restricted cash	—	0.1
Acquisition of businesses—net of cash acquired	(19.5)	(8.9)

Net Cash Used in Investing Activities	(62.9)	(58.5)

FINANCING ACTIVITIES
Payments of long-term debt	(9.7)	(16.3)
Payments of capital lease obligations	(1.2)	(1.8)
Borrowings on revolving credit facilities	388.3	419.6
Payments on revolving credit facilities	(348.6)	(362.8)
Bankruptcy claim payments on unsecured notes to be issued	—	(0.1)
Sale of stock for options exercised	1.3	0.8
Shares withheld from employees for the tax obligation on equity grants	(1.6)	(1.0)
Tax benefit on equity award activity	1.2	—
Payment of cash dividends	(15.8)	(14.7)

Net Cash Provided by Financing Activities	13.9	23.7

Effect of exchange rates on cash and cash equivalents	(0.3)	1.8

Net Increase in Cash and Cash Equivalents	14.9	—

Cash and Cash Equivalents at Beginning of Period	9.6	13.1

Cash and Cash Equivalents at End of Period	$24.5	$13.1

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended March 31, 2015
United States Print and Related Services	$1,009.3	$17.7	$14.6	$—
International	98.7	(27.5)	2.9	23.3
Total operating segments	1,108.0	(9.8)	17.5	23.3
Corporate	—	(2.0)	(7.4)	—
Total	$1,108.0	$(11.8)	$10.1	$23.3

Three months ended March 31, 2014
United States Print and Related Services	$986.2	$22.3	$9.5	$—
International	116.6	0.1	0.5	—
Total operating segments	1,102.8	22.4	10.0	—
Corporate	—	(11.4)	1.9	—
Total	$1,102.8	$11.0	$11.9	$—
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Net loss attributable to Quad/Graphics common shareholders	$(35.2)	$(8.8)

Interest expense	22.5	20.9
Income tax benefit	(1.0)	(1.2)
Depreciation and amortization	81.3	83.8

EBITDA (Non-GAAP)	$67.6	$94.7
EBITDA Margin (Non-GAAP)	6.1%	8.6%

Restructuring, impairment and transaction-related charges (1)	10.1	11.9
Goodwill impairment (2)	23.3	—

Adjusted EBITDA (Non-GAAP)	$101.0	$106.6
Adjusted EBITDA Margin (Non-GAAP)	9.1%	9.7%
______________________________

(1)	Operating results for the three months ended March 31, 2015 and 2014 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2015	2014
Employee termination charges (a)	$5.1	$6.0
Impairment charges (b)	6.3	1.1
Transaction-related charges (c)	0.8	0.6
Courier termination fee (d)	(10.0)	—
Integration costs (e)	1.8	2.7
Other restructuring charges (f)	6.1	1.5
Restructuring, impairment and transaction-related charges	$10.1	$11.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were for certain machinery, equipment, land and buildings no longer being utilized in production as a result of facility consolidations and the Company's Argentina subsidiaries recently commenced restructuring proceedings. The Company also recorded $0.1 million of impairment charges for other intangible assets during the three months ended March 31, 2015.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the three months ended March 31, 2015 as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
A $23.3 million non-cash goodwill impairment charge was recorded during the three months ended March 31, 2015 within the Latin America reporting unit in the International segment, triggered primarily by the Company's recent bankruptcy filing in Argentina.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$64.2	$33.0

Less: purchases of property, plant and equipment	(42.3)	(45.8)

Free Cash Flow (Non-GAAP)	$21.9	$(12.8)

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2015 and December 31, 2014
(in millions, except ratio)
(UNAUDITED)

	March 31, 2015		December 31, 2014
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,456.4		$1,425.6

Divided by:
Trailing twelve months Adjusted EBITDA for Quad/Graphics (Non-GAAP) (1)	$537.0		$542.6
Pro forma Adjusted EBITDA for Brown Printing (Non-GAAP) (2)	1.2		5.2
Trailing twelve months Adjusted EBITDA (Non-GAAP)	$538.2		$547.8

Debt Leverage Ratio (Non-GAAP)	2.71	x	2.60	x
______________________________

(1)	The calculation of Adjusted EBITDA for Quad/Graphics for the trailing twelve months ended March 31, 2015 and December 31, 2014, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2014	March 31, 2015	March 31, 2014	March 31, 2015
Net earnings (loss) attributable to Quad/Graphics common shareholders	$18.6	$(35.2)	$(8.8)	$(7.8)
Interest expense	92.9	22.5	20.9	94.5
Income tax expense (benefit)	20.2	(1.0)	(1.2)	20.4
Depreciation and amortization	336.4	81.3	83.8	333.9
EBITDA (Non-GAAP)	$468.1	$67.6	$94.7	$441.0
Restructuring, impairment and transaction-related charges	67.3	10.1	11.9	65.5
Goodwill impairment	—	23.3	—	23.3
Loss on debt extinguishment	7.2	—	—	7.2
Adjusted EBITDA (Non-GAAP)	$542.6	$101.0	$106.6	$537.0

(2)
As permitted by our April 28, 2014 $1.6 billion senior secured credit facility, we included certain pro forma financial information related to the acquisition of Brown Printing when calculating the Debt Leverage Ratio as of March 31, 2015 and December 31, 2014. As the acquisition of Brown Printing was completed on May 30, 2014, the $1.2 million pro forma Adjusted EBITDA represents the period from April 1, 2014 to May 29, 2014 and the $5.2 million pro forma Adjusted EBITDA represents the period from January 1, 2014 to May 29, 2014. Adjusted EBITDA for Brown Printing was calculated in a consistent manner with the calculation above for Quad/Graphics. Brown Printing's financial information has been consolidated within Quad/Graphics' financial results since the date of acquisition. If the two months of pro forma Adjusted EBITDA for Brown Printing was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.71x as of March 31, 2015. If the five months of pro forma Adjusted EBITDA for Brown Printing was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.63x as of December 31, 2014.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
For the Three Months Ended March 31, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Loss before income taxes and equity in loss of unconsolidated entities	$(34.3)	$(9.9)

Restructuring, impairment and transaction-related charges	10.1	11.9
Goodwill impairment	23.3	—
	(0.9)	2.0

Income taxes at 40% normalized tax rate	(0.4)	0.8
	(0.5)	1.2

Equity in loss of unconsolidated entities	(1.9)	(0.4)
Net loss attributable to noncontrolling interests	—	0.3

Adjusted net earnings (loss) (Non-GAAP)	$(2.4)	$1.1

Basic weighted average number of common shares outstanding	47.7	47.4
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	—	1.1
Diluted weighted average number of common shares outstanding (Non-GAAP)	47.7	48.5

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$(0.05)	$0.02

Diluted Loss Per Share (GAAP)	$(0.74)	$(0.19)
Restructuring, impairment and transaction-related charges per share	0.21	0.25
Goodwill impairment per share	0.49	—
Income taxes from condensed consolidated statement of operations per share	(0.02)	(0.02)
Income taxes at 40% normalized tax rate per share	0.01	(0.02)
Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$(0.05)	$0.02
______________________________

(1)	Adjusted Diluted Earnings (Loss) Per Share excludes: (i) restructuring, impairment and transaction-related charges, (ii) non-cash goodwill impairment charges and (iii) discrete income tax items.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net loss as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.